Exhibit 1.01

Conflict Minerals Report

Napco Security Technologies, Inc.

2021 Calendar Year

Overview

Napco Security Technologies, Inc., headquartered in Amityville, N.Y. was incorporated in Delaware in 1971. “The Company,” "Napco,” "we," "our" and "us" are used interchangeably to refer to Napco Security Technologies, Inc. and its subsidiaries.

The Company is a diversified manufacturer of security products, encompassing electronic door-locking devices, intrusion and fire alarms and building access control systems. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment.

This report for the year ended December 31, 2021 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as defined in Item 1.01(d)(3) of the Form SD, “Conflict Minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on certain SEC reporting companies whose manufactured products contain Conflict Minerals.

Part I. Due Diligence

Design of Conflict Minerals Program

The Company has integrated into its supply chain management programs the Organization for Economic Co-operation and Development five-step framework for risk-based due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

Description of Due Diligence Measures Performed

Below is a description of the measures performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products which we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources:

•

Compared any smelters or refiners which were included in the supplier responses from our survey to the list of smelters and refiners maintained by the CFSI (conflict-free sourcing initiative). Appendix A contains a list of these smelters and refiners as well as the certification status as reported by the CFSI.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared smelters and refiners identified by surveyed suppliers against the list of facilities that have received a “conflict-free” designation from the CFSP (conflict-free smelter program).

•	Napco provided 3 progress reports to Napco’s Senior Vice President of Operations and Finance. These progress reports summarized the status of the applicable conflict minerals program.

Results of our Due Diligence Efforts

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, as well as the smelters and refiner facility visits, may yield inaccurate or incomplete information and may be subject to fraud.

Results of Reasonable Country of Origin Inquiry Efforts

Based on the survey responses received, we have identified 234 smelters and refiners that are certified conflict-free. Based on the surveys provided and diligence efforts that were completed, we do not have sufficient information to conclusively determine all smelters and refiners or countries of origin of the conflict minerals. However, we have not obtained any supplier responses that indicate sourcing from conflict mines.

Future Due Diligence Measures

•

We are continuing to develop a risk mitigation response plan to address business relationships with suppliers that are not DRC conflict free (as defined in Item 1.01(d)(4) of Form SD), which mitigation may include identifying an alternate supply. Our program will include continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

•

We will continue to assess and update future due diligence activities, including our efforts to determine smelter and mine locations, transit routes, and countries of origin. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Part II. Product Description

For this reporting period, we identified the following products which we manufactured or purchased from others for resale that may contain necessary conflict minerals (defined as any tantalum, tin, tungsten or gold that is necessary to the functionality or production of our products):

Access Control Systems. Various types of identification readers (e.g. card readers, hand scanners), control panels, PC-based computers and electronically activated door-locking devices.

Door Security Products. Various metal door locking devices including microprocessor-based electronic door locks with push button, card reader and bio-metric operation, door alarms, mechanical door locks and simple dead bolt locks.

Intrusion and Fire Alarm Systems. Various detectors, control panels, digital keypads and signaling equipment.

Video Surveillance Systems.  Video cameras, control panels, video monitors and recording devices.

Appendix A lists the facilities identified to us by our suppliers that were used to process the associated minerals that were used in manufacturing the component parts that we use in assembling our products.

This report is not subject to an independent private sector audit as allowed under Rule 13p-1.

Appendix A:

The following smelters and refiners were reports by our suppliers as being in their supply chains and, therefore, potentially in ours. Some suppliers responded at the company level, therefore some of the smelters or refiners listed below may not be related to the products that we source from these suppliers. The certification status of each smelter and refiner as indicated by the Conflict-Free Sourcing Initiative is contained in column four.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter status by ID
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	China's Shandong Gold Mining Co., Ltd	CHINA	Compliant
Gold	8853 S.p.A.	ITALY	Compliant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Compliant
Gold	Chugai Mining	JAPAN	Compliant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Italpreziosi	ITALY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	L'Orfebre S.A.	ANDORRA	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Marsam Metals	BRAZIL	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Planta Recuperadora de Metales SpA	CHILE	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Compliant
Gold	SAAMP	FRANCE	Compliant
Gold	Safimet S.p.A	ITALY	Compliant
Gold	SAFINA A.S.	CZECHIA	Compliant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamakin Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Active
Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Active
Gold	WEEEREFINING	FRANCE	Active
Gold	AU Traders and Refiners	SOUTH AFRICA	Not certified
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Not certified
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Not certified
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not certified
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Not certified
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Not certified
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Not certified
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Not certified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Not certified
Gold	TSK Pretech	KOREA, REPUBLIC OF	Not certified
Gold	African Gold Refinery	UGANDA	Not certified
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not certified
Gold	Caridad	MEXICO	Not certified
Gold	CGR Metalloys Pvt Ltd.	INDIA	Not certified
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not certified
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not certified
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Not certified
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not certified
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Not certified
Gold	Gold Coast Refinery	GHANA	Not certified
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not certified
Gold	Guangdong Jinding Gold Limited	CHINA	Not certified
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not certified
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not certified
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not certified
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not certified
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not certified

Gold	Industrial Refining Company	BELGIUM	Not certified
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not certified
Gold	JALAN & Company	INDIA	Not certified
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not certified
Gold	K.A. Rasmussen	NORWAY	Not certified
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not certified
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not certified
Gold	Kundan Care Products Ltd.	INDIA	Not certified
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not certified
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not certified
Gold	Lingbao Gold Co., Ltd.	CHINA	Not certified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not certified
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not certified
Gold	MD Overseas	INDIA	Not certified
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Not certified
Gold	Modeltech Sdn Bhd	MALAYSIA	Not certified
Gold	Morris and Watson	NEW ZEALAND	Not certified
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not certified
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not certified
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not certified
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not certified
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not certified
Gold	Sai Refinery	INDIA	Not certified
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not certified
Gold	Sellem Industries Ltd.	MAURITANIA	Not certified
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not certified
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not certified
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Not certified
Gold	Shirpur Gold Refinery Ltd.	INDIA	Not certified
Gold	Sovereign Metals	INDIA	Not certified
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not certified
Gold	Sudan Gold Refinery	SUDAN	Not certified
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not certified
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not certified
Gold	Value Trading	BELGIUM	Not certified
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant

Tantalum	KEMET de Mexico	MEXICO	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Compliant
Tantalum	TANIOBIS GmbH	GERMANY	Compliant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Compliant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Not certified
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	PT Timah Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah Tbk Mentok	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Compliant
Tin	Luna Smelter, Ltd.	RWANDA	Compliant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Compliant

Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Compliant
Tin	PT Bangka Serumpun	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Compliant
Tin	PT Rajehan Ariq	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Compliant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	CRM Synergies	SPAIN	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	Compliant
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Compliant
Tin	Smelter not listed	INDONESIA	Compliant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active
Tin	PT Aries Kencana Sejahtera	INDONESIA	Active
Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
Tin	Smelter not listed	INDONESIA	Active
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	Super Ligas	BRAZIL	Active
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Not certified
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not certified
Tin	Melt Metais e Ligas S.A.	BRAZIL	Not certified
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Not certified
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not certified
Tin	CV Ayi Jaya	INDONESIA	Not certified
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Not certified
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not certified
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not certified
Tin	Modeltech Sdn Bhd	MALAYSIA	Not certified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified
Tin	Pongpipat Company Limited	MYANMAR	Not certified
Tin	Precious Minerals and Smelting Limited	INDIA	Not certified
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Not certified
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Not certified
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	A.L.M.T. Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Masan High-Tech Materials	VIET NAM	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Compliant
Tungsten	GEM Co., Ltd.	CHINA	Compliant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Compliant
Tungsten	Fujian Xinlu Tungsten	CHINA	Compliant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Active
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Active
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Not certified

Tungsten	Artek LLC	RUSSIAN FEDERATION	Not certified
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not certified